UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2377 W. Foothill Blvd.
Suite #18
Upland, CA 91786
(Address of principal executive offices, including zip code)

(435) 608-1344
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_]        Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On August 25, 2010, our Board of Directors appointed Bob Glaser to serve as our chief executive officer.  Mr. Glaser will serve as our Chief Executive Officer effective August 31, 2010. We have not entered into an employment agreement with Mr. Glaser for his role as CEO.

Mr. Glaser, age 56, has served as a director of the Company since September 25, 2009 and was our Vice President of Operations since January 4, 2009.  Prior to this, Mr. Glaser was CEO of our majority owned subsidiary OC Energy Drink, Inc. from June 25, 2008 to current, and its Chief Operating Officer from September 1, 2007 to June 25, 2008.  Prior to this, Mr. Glaser was President of Artisan, Inc. for 16 years.  Mr. Glaser is proficient in, machinery design, managing large workforces, detail oriented planning, forecasting, and creating short and long term company goals.  His ability to utilize Lean, Supply Stream Manufacturing and Six Sigma Processes in the evaluation of projects is essential to minimizing costs and instrumental in vendor negotiations. He has received many awards from major manufacturers for consistent quality in manufacturing and his relentless pursuit of excellence.

(b)           Concurrently with Mr. Glaser’s effective date, Grant King resigned from his position as Chief Executive Officer.  His resignation was not based on any disagreement with us on any matter relating to our operations, policies or practices.  Mr. King will continue to serve as our interim Chief Financial Officer and the Chairman of our Board of Directors.

(c)           On August 25, 2010, the Board of Directors granted Mr. King a stock award bonus of 10,000,000 shares of our common stock in consideration for his past services as our Chief Executive Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

As previously reported on Form 8-K, on August 2, 2010, we filed an amendment to our articles of incorporation with the California Secretary of State changing our name to “Sustainable Environmental Technologies Corporation.”

On August 23, 2010, we received notice from FINRA/OTC Corporate Actions that the name change will take effect at the open of business on August 24, 2010. FINRA/OTC Corporate Actions alerted us that as of June 1, 2010, they have changed their policy and now name change requests may or may not result in symbol changes.  FINRA/OTC Corporate Actions informed us that no new symbol will be assigned to us in connection with the name change.  Accordingly, our symbol will remain “RGBL.OB.”

Item 8.01 Other Events

(a)           The Company has registered the dba SET Corp Int. and plans to use such dba as its business name.

(b)           The Company has moved its main executive office address to 2377 W. Foothill Blvd., Suite #18, Upland, CA 91786. The new main office telephone number is 435.608.1344 and the fax is 888.608.1344.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation

By:	/s/ Grant King
Grant King
Title:	Chief Executive Officer

Dated: August 26, 2010